UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

FIND THE WORLD INTERACTIVE, INC.
(Name of Small Business Issuer in Its Charter)

Delaware	5171	59-253 9657
(State or other Jurisdiction Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5449 Carnaby Place
Sechelt, B.C,V0N 3A7
(604) 740 6302
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Gordon, Fournaris & Mammarella, P.A.

1925 Lovering Avenue

Wilmington, DE, 19806

302 652 2900 (Telephone)

302 652 1142 (Telefax)

 (Name, Address and Telephone Number of Agent For Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock held by selling shareholders	1,824,490	$0.01	$1,824.49	$24.57

(1)

Based on a price arbitrarily determined by the shareholders.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED 18 May 2006

PROSPECTUS

FIND THE WORLD INTERACTIVE, INC.

1,824,490 SHARES OF COMMON STOCK
OFFERED BY SELLING STOCKHOLDERS

The selling security shareholders named in this prospectus are offering all of the 1,824,490, shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. Shares of our common stock can be sold by selling security holders at a fixed price of $.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the Offering. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

AN INVESTMENT IN OUR COMPANY IS RISKY, ESPECIALLY GIVEN THE YOUNG AGE OF OUR COMPANY. ONLY PEOPLE WHO CAN AFFORD TO LOSE THE MONEY THEY INVEST IN OUR COMPANY SHOULD INVEST IN OUR SHARES. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 24, 2006.

Unless otherwise specified, the information in this prospectus is set forth as of April 24, 2006 and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations other than as contained in this prospectus in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

Prospectus Summary

This summary highlights information found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the “Risk Factors” and our consolidated financial before making any investment in the shares offered hereby.

Our Company

We were incorporated under the laws of the State of Delaware on August 28, 2000.

Our Business

We are an Internet company that develops Community Internet Portals.  With simple, secure, real time commerce and strong brand advertising, Find The World Interactive’s (FTW) goal is to become a recognized part of the Internet landscape at the community level.

We have categorized each community to fit into a four-tiered management system:

1.

National (T1)

2.

Regional (T2)

3.

Major community (T3)

4.

Minor community (T4).

FTW has entered the marketplace by establishing Corporate Pilot Communities that will form the basis for marketing the franchise at each Tier.  Entrepreneurs will be sought to invest in a franchise for their community and operate a community portal that will tie into regional corporate sites.  Off-line media partners will provide both content and visibility in exchange for revenue generating opportunities within the Regional (T2) sites, which will support the community portals.

With a strong focus on interaction and commerce, FTW will be able to offer every business, group or association a relevant and informative Community Portal.  Along with business interests being served, arts and culture and travel interests will share space with community classifieds, local issues and events.  This grassroots approach will ensure a quality environment that both shares information, and builds on its own momentum to become a significant presence at both the macro and micro market levels.

Market Organization Chart

Ultimately, FTW will become a ‘knowledge hub’ for Internet users who are interested in other parts of the world and want a secure and exciting way of accessing and learning about our multi-tiered communities.

We commenced operations in September 2000 and developed the software and marketing plan for our services.  The Company has not generated significant revenue and has accumulated operating losses of $30,955, since its inception to December 31, 2005.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis”, “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

STATEMENT OF OPERATIONS	For the year end December 31, 2005 (audited)	For the year end December 31, 2004 (audited)
Revenues	$0	$0
Net income (loss)	($6,667)	($38)
General and administrative expenses	$206	$0
Impairment loss on assets	$0	$0
Research and development expenses	$0	$0

BALANCE SHEET DATA
Cash	$585	$0
Total Current Assets	$585	$0
Total Assets	$585	$0
Total Liabilities	$1,237	$30,921
Shareholder’s Equity (Deficiency)	($652)	($30,921)

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN LEAD TO THE FAILURE OF OUR BUSINESS

Our date of incorporation is August 28, 2000 and we have had minimal revenues of $5,253 and nominal operations to date. Our Cumulative net loss since inception is $30,955 to December 31, 2005.  The Company does not have adequate funding to allow us to continue our operations in full and expand our markets. We will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.  We are a development stage company that has generated limited revenues. We have only generated $5,253 in revenues and we have incurred a net loss of US $30,955 as of December 31, 2005.  If we cannot generate sufficient sales from the sale of our products, we may not be able to implement our business plan and may be forced to cease our business activities.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $10,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR SHAREHOLDERS

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF GORDON CLAYTON, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of  Gordon Clayton, our sole officer and director. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees with internet experience. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel, which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN INTERNET COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online community industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter and setup online community portals. There are numerous other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large internet user base by selling several community franchises. We will only be able to attract advertisers to our network of web sites and begin to generate significant advertising revenues if we can obtain a large enough audience to compete with other medias. If for any reason our portals are ineffective at attracting site visitors or if we are unable to continue to develop and update our web site to keep community interests satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

In order to implement our business plan, we will require success in attracting entrepreneurs to invest in our software and support services.  We will also require that those community portals are successful in terms of attracting an advertising and listing base.  If we are not able to attract potential franchisees or if our pilot communities are not able to secure a significant advertising base, we will be forced to suspend and eventually cease our business activities.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet industry is characterized by rapid technological change that could render our existing web site and technology obsolete. The development of our web sites entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Find The World Interactive Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

SINCE OUR OFFICERS AND DIRECTORS RESIDE OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT, IF NOT IMPOSSIBLE, FOR AN INVESTOR TO ENFORCE A JUDGMENT FROM A UNITED STATES COURT BASED ON UNITED STATES LAW IN A CANADIAN COURT AGAINST US OR OUR OFFICERS OR DIRECTORS.

Our directors and officers reside in Canada.  Because all or a substantial portion of our assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, us or any of our directors or officers outside the United States.  If an investor was able to obtain a judgment against us or any of our directors or officers in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada.

We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the United States Federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States Federal securities laws.  Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.

Note Regarding Forward-Looking Statements

This registration statement, as well as our other reports filed with the SEC and our press releases and other communications, contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control.

 The risks include those stated in the “Risk Factors” section of this registration statement and economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this registration statement and the other documents we have filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this registration statement will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

Management's Discussion and Analysis of Financial Condition or Results of Operations

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition.  This discussion should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in "RISK FACTORS" and elsewhere in this prospectus.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the US. The preparation of financial statements in accordance with accounting principles generally accepted in the US requires us to make estimates and assumptions that affect reported amounts and related disclosures. We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition. Our financial statements do not include any significant estimates that would have a material impact on our results of operations or financial condition.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

The company is currently establishing its service agreements with its first pilot community portal, FindWhistler Interactive Inc. (FW), which will provide a revenue source and investment capital to expand the administrative infrastructure necessary to support the network.  It is likely that additional investments will be required to launch pilot sites over the next 18 months to utilize the capacity that will be created by the pending service agreements with FW.   Office requirements will grow in relationship with increased activity and expanded office facilities will be needed to fulfill any such growth.

Our focus will to be to continue the development of our community products and services by focusing on FW over the next 12 months, so that FW can be used as a reference model to be sold into other targeted communities. Investments are also being planned for the development of pilot sites for the City of Vancouver, BC, and the Province of British Columbia.  These two systems will provide needed revenue streams and bring broader awareness to the business opportunity we are developing.  Franchise marketing will begin in conjunction with the launch of these pilots.  The costs associated with the launch of these operations will be more focused on the human resource costs associated with establishing various campaigns, including: content development; advertising and marketing campaigns; selling agents; production staff and administrative support

The hiring of key technical and accounting staff will be a phased approach which focuses on those areas of the operation that directly support revenue streams and service agreements.  Clerical staff will be hired along with a highly skilled technician that is knowledgeable in Coldfusion™ (shelf proprietary branded code which is a web application language that allows users to create powerful web content quickly ) database systems as well as possessing design and development skills.  As these two functions become efficient and as the cash flow will allow, sales and marketing contracts will be pursued to fulfill sales for both the pilot sites as well as the marketing of franchises.

Franchising

Franchising is considered a future primary revenue stream, although the value of these franchises will be determined by various market factors.  Franchises offer short term revenue and long term service contracts.

It is anticipated that in the coming fiscal year, a franchise of the company, FindWhistler Interactive Inc. will be able to show a profit and to begin to fulfill its commitments with the company, including development and accounting outsourcing.  While this is not expected to provide the company with a positive cash flow, it will begin the process of the company positioning itself to support future franchises.  This process will also identify the level of revenue stream generated; and required costs associated with providing services.

We will undertake and invest in the training modules and marketing packages associated with selling community portals.  We will have to hire a highly skilled Developer/Designer who has the ability to create the necessary training and marketing information for franchise offerings, as well as be able to implement the technology requirements associated with the integrated websites.

The 2010 Vancouver Olympics brings a unique opportunity for us to springboard awareness of our business opportunity and services to a global audience.  Through its pilot community portal www.findwhistler.com, there is an anticipated international audience of 5 million internet site visitors going to be exposed to the franchise opportunity.

Results of the operations from date of inception (August 28, 2000) to December 31, 2005

Revenues:  Revenues generated to date were $5,523 for the past five years largely due to advertising and promotions initiatives.

Operating Expenses:  Over the past years, significant expenses incurred were for consulting fees ($21,039) and accounting and Legal Fees ($7,408). Contractors were hired for sales and marketing efforts to jump-start the business strategies and objectives of the company.  Legal fees incurred were for incorporation of the company and legal consulting fees.  No other unusual or material expenses were incurred.  It has been noted that the company directors were incurring expenses in cash and cheques form, which is detailed separately in the consolidated financials.

Net Loss:  Cumulative net loss since inception is $30,955, which has been funded by the existing shareholders and principals.

Financial Statements

The financials reflect the operations of the company since inception.  No material accruals or estimates have been accounted due to the nature and stage of the business.  Going forward, this does not currently represent a going concern but efforts are underway to spearhead the business with affiliates and strategic partners.  It has been noted that the operations of the company is in British Columbia, Canada, hence the financial information was originally in Canadian dollars and have been translated to US dollars for disclosure purposes.

RESULTS OF OPERATIONS FOR THE YEAR ENDED December  31, 2005 (“2005”) AND THE YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECMBER 31, 2003.  REFER TO AUDITED FINANCIAL STATEMENTS IN THE APPENDIX WHICH WILL DISCLOSE ALL THE NOTES TO THE FINANCIALS STATEMENTS.

No money has been spent on research and development in the last three years in FTW.

Determination of Offering Price

As no underwriter has been retained to offer our securities, the offering price of our shares were not determined by negotiation with an Underwriter as is customary in underwritten public offerings. Rather,  we have  arbitrarily determined the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to new shareholders.

Selling Security Holders

The shares being offered for resale by the selling stockholders consist of the 1,824,490 shares of our common stock held by 35 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of 31 December , 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of Common stock to be sold	Percentage of stock owned prior to the offering	Percent of common stock owned after offering
Ian Heathcote 6775 West Boulevard, Vancouver, BC, V6P 5R8	200000	200000	4.44%	2.67%
Susan Heathcote 6775 West Boulevard, Vancouver, BC, V6P 5R8	100000	100000	2.22%	1.56%
Ken Townsend 2028 W. 53rd Ave, Vancouver, BC, V6P 1L4	200000	200000	4.44%	2.67%
Michael Townsend 1128 -789 West Pender, Vancouver, BC, V6C 1H2	200000	200000	4.44%	2.67%
Amber March 8010 Cartier St, Vancouver, BC, V6P 2B4	200000	200000	4.44%	2.67%
Vincent Heathcote PO Box 1903, East London, 5201, South Africa	200000	200000	4.44%	2.67%
Herbert Cheong #312-1190 Eastwood Street, Coquitlam, BC	200000	200000	4.44%	2.67%
Ivan Cheong 783 West 60th Avenue, Vancouver, BC, V6P 2A1	200000	200000	4.44%	2.67%
Yong Jie Huang 783 West 60th Avenue, Vancouver, BC, V6P 2A1	100000	100000	2.2%	1.56%
Sheila Heathcote PO Box 1903, East London, 5201, South Africa	100000	100000	2.2%	1.56%
Harris Abro 1826 West 49th Ave, Vancouver, BC, V6M 2S8	1000	1000	.02%	0
Jenny Abro 1826 West 49th Ave, Vancouver, BC, V6M 2S8	1000	1000	.02%	0
Frank Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	1000	.02%	0
G.Pino Scaglione 3021 W 16th Ave, Vancouver, V6K 3C8	1000	1000	.02%	0
Kori Callaghan 6495 Sunwood Drive, Delta, BC V4E 3H7	1000	1000	.02%	0
Dona Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	1000	.02%	0

Michael Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	1000	.02%	0
Aaron Rota #307-2116 West 6th Ave, Vancouver, BC V6K 1V6	1000	1000	.02%	0
Matthew Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	1000	.02%	0
Scott White 307-2145 York Ave, Vancouver, BC, V6k 1C4	1000	1000	.02%	0
Ruth Townsend 2028 W. 53rd Ave, Vancouver, BC, V6P 1L4	500	500.01%		0
Reynold Schmidt 5471 Carnaby Place, Sechelt, B.C.,V0N 3A7	1000	1000	.02%	0
Gaivan Chang 202-5128 West 14 Ave, Vancouver, BC, V1S4	1000	1000	.02%	0
Stacey Clayton 5449 Carnaby Place, Sechelt, B.C.,V0N 3A7	1000	1000	.02%	0
Harley Godfrey 9180 McCutcheon Place, Richmond, BC V7A 4Z2	1000	1000	.02%	0
Stephen Leong 3829 W 34th Ave, Vancouver, BC, V6N 2L2	1000	1000	.02%	0
Carol Leong 3829 W 34th Ave, Vancouver, BC, V6N 2L2	1000	1000	.02%	0
Anthony Fong 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	1000	.02%	0
Ann Peters 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	1000	.02%	0
Amanda Peters 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	1000	.02%	0
Sylvia Cheong #312-1190 Eastwood Street, Coquitlam, BC	1000	1000	.02%	0
Nian Jia Huang 783 West 60th Avenue, Vancouver, BC, V6P 2A1	1000	1000	.02%	0
Mike Sadler 783 West 60th Avenue, Vancouver, BC, V6P 2A1	1000	1000	.02%	0
Bill Barrett PO Box 711, Whistler, BC V0N 1B0	1000	1000	.02%	0
Darrell Mounsey 741 Browning Place, North Vancouver, BC, V7H 1W8	1000	1000	.02%	0

1.

The percentages are based on 4,600,000 shares of common stock outstanding on the date of this prospectus.

2.

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.  Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them.  A person also is deemed to be beneficial owner of any securities which that person has the right to acquire within 60 days.

3.

For the purposes of computing the number of shares of common stock to be held by the selling security holders after the conclusion of the offering, we have assumed for purposes of the table above that the selling security holders named above will sell all of the shares of common stock

Plan of Distribution

    Terms of the Offering

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part.  The selling security holders may sell some or all of their shares immediately after they are registered.   We will not receive any of the proceeds from the resale of these shares. The offering price of $.01 was arbitrarily determined by selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling security holders may sell some or all of their shares at a fixed price of $.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	Ordinary brokers transactions, which may include long or short sales,
o	Transactions involving cross or block trades on any securities or market where our common stock is trading,
o

Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus “at the market” to or through market makers or into an existing market for common stock,

o	Through direct sales to purchasers or sales effected through agents,
o	Through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

We have informed the selling security holders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to the sales of their shares offered by this prospectus, and we have also advised the selling security holders of the requirement for delivery of this prospectus in connection with any sale of the common stock offered by this prospectus.

Selling security holders, who are all residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares which are being registered for resale by this prospectus.  Selling security holders have to comply with the B.C. Securities Commission’s B.C. Instrument 72-502 “Trade in Securities of U.S. Registered Issuers” to resell their shares of common stock.  B.C. Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for a period of four months and a day and, consequent thereon, limits the volume of shares sold in a twelve-month period by a security holder to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our B.C. shareholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares.

Legal Proceedings

As of the date of this prospectus, there were no pending material legal proceedings to which we were a party and we were not aware that any were contemplated. There can be no assurance, however, that we will not be made a party to litigation in the future. Moreover, there can be no assurance that our insurance coverage will prove adequate to cover all liabilities arising out of any claims that may be initiated against us in the future. Any finding of liability imposed against us coupled with a lack of corresponding insurance coverage is likely to have an adverse effect on our business, financial condition, and operating results.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and director and his age as of May 18, 2006 is as follows:

NAME	AGE	POSITION

Gordon Clayton	42	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Gordon Clayton is the founding member of Find The World Interactive, Inc.  He has established a track record with consistent accomplishments throughout his career in Canada.

He has been involved in business management for over 20 years.  Gordon has extensive experience with all aspects of planning, managing, and coordinating a business.  Gordon’s experience includes retail operations, contract management, internet services and real estate development.

Gordon has been responsible for a myriad of events and productions.  His entrepreneurial skills and reputation earned him a place in the 1998 International Who's Who.  Gordon has been very involved in community projects, and was a founding Director on the Sunshine Coast Recreation Commission in British Columbia.  He was the co-producer and founding Director of the Sunshine Coast Tourism Association. He was personally responsible for the creation of the 1998 Sunshine Coast Tourism Conference, and has sat as a director for two years on the District of Sechelt Chamber of Commerce, British Columbia.

Mr. Clayton is not director of any other reporting company.

Mr. Clayton has not been involved in any legal proceedings material to the evaluation of a director, any bankruptcy or criminal proceedings, or subject to any court orders barring, suspending or otherwise limiting his involvements in any type of business, securities or banking activities or any other type of order.

Our directors are to be appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers will be appointed by our board of directors and hold office until removed by the board.

Ethical Business Conduct — Code - The board has adopted a written code of business conduct and ethics applicable to directors, officers and employees of the company to promote integrity and to deter wrongdoing with respect to the following issues:

a)

Conflicts of interest, including transactions and agreements in respect of which a director or executive officer has a material interest which must be disclosed in writing to the board of director immediately upon becoming aware of the conflict.;

b)

Protection and proper use of corporate assets and opportunities;

c)

Confidentiality of corporate information;

d)

Fair dealing with the issuer’s security holders, customers, suppliers, competitors and employees;

e)

Compliance with laws, rules and regulations; and

f)

Reporting of any illegal or unethical behaviour.

Any waivers from the code that are granted for the benefit of the issuer’s directors or executive officers must be granted by the board of directors (excluding the director seeking the waiver). Conduct by a director or executive officer which constitutes a material departure from the code will likely constitute a “material change” and the Company will post such information on its Internet website, www.findtheworld.net.

Security Ownership of Certain Beneficial Owners and Management

The term beneficial owner refers to both the power of investment i.e., the right to buy and sell, and rights of ownership, i.e. the right to receive distributions from  the company,  and proceeds from sales of the shares.

 As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

The table below lists the direct, indirect and beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5 % of our securities, as well as the securities beneficially owned by all our directors and officers.  Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	Gordon Clayton Director 5449 Carnaby Place Sechelt, B.C. V0N 3A7	839,555 shares Direct Ownership	18.66%
Common	Ian Heathcote 6775 West Boulevard, Vancouver, B.C. V6P 5R8	2,135,945 shares Direct Ownership	47.47%

Description of Securities

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 10,000,000 shares, of par value $0.001common stock.   As at December  31, 2005 there are 4,600,000 shares of common stock issued and outstanding. Holders of stock are entitled to share pro rata in dividends and distributions when, as, and if declared by the Board of Directors, from funds legally available for that purpose.  No holders of any shares of common stock have a pre-emptive right to subscribe for any of our securities, nor are any common shares subject to redemption or conversion into other securities.  All shares of our common stock issued and outstanding are fully paid and non-assessable. In the event of liquidation, dissolution or winding up, and after the payment to creditors and to preferred stockholders if any, the assets will be divided pro-rata  on a share for share basis among the holders  of the shares of common stock.  Each share of common stock is entitled to one vote per share with respect to the election of any director or any other matter upon which shareholders are required or permitted vote.  Holders of our common stock do not have cumulative voting rights.  So the holders of more than 50% of the combined shares for voting for the election of directors may elect all directors if they choose to do so. In that event, the holders of the remaining shares of common stock will not be able to elect any persons to the Board of Directors.

There is no provision in the articles of the Company that would delay, defer or prevent a change in control of the Company.

Warrants

There are no outstanding options or warrants to acquire our shares.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system.  The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Because of these penny stock rules, broker-dealers may be restricted in their ability to sell our common stock.  The foregoing required penny stock restrictions will apply to our common stock until our common stock reaches and maintains a market price of $5.00 or greater.

Description of Business

Business Overview

Find The World Interactive Inc. Community Internet Portals are becoming more and more common, however the same time and cost problems exist for most of these businesses.

There is a void in the market in terms of a recognizable network of community sites that both provide relevant online information, traffic and business support and services.

We are a multi-tiered, community based, global application service provider that delivers the software and services to set up and operate community internet portals.

For a series of fees we will provide each internet-based community franchisee a turn-key, back-end Internet model for communities. The franchise support is ongoing and includes services such as site customizations, webmaster services, production services, accounting services.   The software provides basic services, technical and administrative support, online training for webmasters and clients, marketing materials; sales strategies; marketing support, links to broader community sites; bookkeeping services; and content agreements and a recognized  brand for advertising, i.e. “www.find”_____”.com.”

By creating a recognizable network of community sites that offer superior services to their respective customers, the system will evolve into a substantial online directory and community communication tool.

Content packages and established relationships will precede new franchises and each franchisee will benefit from a broad base of relevant local, regional, national and international content.

The Franchisee provides various services in the community it operates in such as communication services and also offers sales and advertising support.

 Our technology package enables a franchisee to enter the marketplace with a level of support and service that would take years and investment to develop on their own.  As a result a franchisee can  focus on increasing its client base, site traffic, sales and community services.

Franchises

The tools and support that each franchise would include:

-

Fully integrated web site with member log in area

-

Advertising software

-

Statistical software -

-

Email program

-

FTP site

-

Search Engine Optimization package and training

-

Sales programs

-

Sales materials

-

Marketing support

-

Client training modules

-

Webmaster training modules

-

Affiliate opportunities

-

Central billing and administration service along with access to low cost technical support and production requirements.

-

Training and site strategies.

Content

FTW communities will provide a broad range of timely published content including articles, advertisements, current and upcoming events, travel information (maps, weather reports), and vendor information consistent with the distinctive focus of each community.

As an example, information about Whistler found at www.findwhistler.com includes arts & culture, entertainment, real estate, restaurants, lodging, snow conditions, transportation needs, maps, event calendar  etc.  Content is updated daily, weekly, monthly and annually, depending on whether it is for community calendar purposes through to contact information for businesses upon their renewal dates.  Premium clients have the ability to manage their own information, which also allows for reduced customer service requirements.

The content for the site will be obtained through partnerships, featured journalists, and from content providers.

-

Partnerships - Content will be obtained through partnerships with local magazines, community papers, tourism associations, business associations and community groups.

-

Journalists and special contributors– features, reports and opinions will be requested from journalists within the communities and shared within the network where applicable.

-

Clients - some clients will be given the ability to provide content with stories of interest

-

Content will be procured from providers, such as Pacific Northwest Best Places, Lets Go etc.

The web sites will be managed by web-masters within each community. The web-masters will be responsible for promoting and managing the content, commerce, listings etc. within their site. All worker relations are on an independent contract basis.  The user-friendly content management system allows content to be updated by both webmasters as well as individual clients, thus allowing content to remain current and relevant.

E-commerce

E-commerce opportunities exist dynamically throughout the system.  E-commerce opportunities are present from online registration and payment for businesses,  the delivery of online products and services  and  the opportunity to integrate reservation software,.  The intention of each franchise and region is to create practical and sustainable revenue streams to clients at every level and to utilize the FTW network to create efficiencies that would not otherwise be available to a simple and one-off community site.

Main Revenue Streams for a franchise are:

-

Listing agreements

-

Visibility/ banner & panel positioning

-

E-commerce opportunities - coupons, reservations, merchandise etc

-

Service contracts with their clients

Franchise Service Fees include:

-

Site set up

-

Webmaster training

-

Annual license fee

-

Annual development fee

-

Percentage of administration

-

Accounting services

-

SEO services

-

Production services

-

Design and development services

Branded Communities

FTW will establish a collective brand and niche for tiered community internet portals that provide highly qualified traffic and links to each business community.  FTW will also develop national top tier sites that will drive traffic directly through to community websites. Ultimately, FTW will develop an International site that provides easy access to its network of strong national, regional and local franchise sites.

Each of the communities will be independent, but integrated with FTW.   Building on the success of the existing sites and businesses, the Find The World brand will become a recognizable and trusted network of community-based enterprises with solid benefits for site visitors and businesses alike.

Each community will be sold and marketed under the FTW brand, providing individual communities with:

-

Superior technology platforms and integrated systems

-

A corporate identity on the Internet;

-

A corporate identity within the community;

-

Online traffic and strategies;

-

Substantially reduced costs;

-

Technical support and training for both webmasters and clients;

-

Partnership programs.

Tier 1 National Franchise

A Tier 1 is at the national level for example findCANADA.com.  It is the holding company for the country and grand parent of Tier 2 (T2), Tier 3 (T3) and Tier 4 (T4).

Tier 2 Franchise (State or provincial level)

British Columbia is a province of Canada. Find British Columbia (FindBC) would be an example of a branded regional T2 community web-site within the company. Within FindBC you will be able to obtain information such as interactive tourism and entertainment content on major centers such as Vancouver, Whistler and Victoria - represented in T3 communities.

The T2 Franchise will include the responsibility of marketing and supporting the T3 (cities and regional communities) and T4 (local centers such as Whistler, BC). Each Tier 2 Franchisee has the rights to their corresponding territory for the establishment of Tier 3 and 4 franchises in its region.

Tier 3 and 4 Franchises

T3 and T4 franchises will have the opportunity to develop a community portal that provides information services and links to government, business and associations.  Each franchisee will solicit its business community to both list and advertise on the community portal as will as be provided the software and support to deliver timely and practical internet services, including: design, development and search engine optimization.

Tier 3  Cities and Regional Communities

.

At present FTW is established in one T3 community, namely www.findwhistler.com. The level of economic potential for Whistler is closer to a typical T3 community, even though the population would have ordinarily meant a T4 community.

Over the past three years, the company participated in the development of FindWhistler Interactive Inc., with Gordon Clayton managing and coordinating the continued development of this community portal.  FTW has gained valuable experienced from the development of this first independent community franchise.

In the course of developing FindWhistler, the Resort Municipality of Whistler (RMOW) bought 50% of the franchise interest.  FindWhistler works with the RMOW in providing “way-finding” services such as hard copy maps, electronic information kiosks, daily and monthly community and event coordination all of which utilize the company’s technology package. FindWhistler as an integrated part of Whistler, a British Columbia resort community, is well positioned for the approaching 2010 Winter Olympics in Vancouver and Whistler to provide a potent opportunity to bring awareness of the FTW business opportunity to a global audience.  Revenues for FindWhistler were near $250,000 (Can. Funds) in 2005 and FindWhistler is currently enjoying an increase in both sales and profits.

Tier 4   Smaller local centers.

Examples are Powell River and Port Douglas which are smaller cities in British Columbia.

Licensing Strategy

Each community franchise will have the license to use the FTW name and to offer the FTW business services to its territory.

Marketing and Sales

FTW will develop its sales and marketing efforts through the success of it communities and qualified traffic.

Marketing Strategy

The company marketing philosophy is to promote the FTW BRAND name through its existing franchise communities, as well as other online options.  Online advertising is considered most suitable due to the inherently qualified audience, as well as the broader reach at lower costs.

-

FindWhistler – Utilizing the existing www.findwhistler.com website, a substantial international audience will be exposed to the company’s business opportunity for their own communities.  FindWhistler currently experiences over 1700 users per day from all over the world.

-

Online newsgroups – There are thousands of newsgroups related to business opportunities that we will post our franchise opportunity.

-

Online advertising – Franchise opportunity sites, online classifieds reciprocal link strategies will be employed

-

Global Franchise site – The company will create a highly optimized website to compete on various business opportunity keywords.

Sales Strategy

FTW has been developing www.findwhistler.com to showcase what a community internet portal is and what services it provides.  Through online advertising and prospecting, we will identify potential candidates that are either currently active in the industry, or parties that are interested in establishing an internet portal for their community.

FTW has developed marketing materials designed to inform potential candidates about the opportunity and Turn-key software with marketing and administrative support will be offered to interested parties.

Sales Model

Sales model involves developing the community content, customer loyalty, and transaction offerings.

-

Content - generated to suit the customer by being specific to a particular community. The content attractiveness drives customers to interact within the active community.

-

Customer Loyalty - loyalty will be a key variable in driving customer turnover and usage rates. FTW will promote relationships with its customers, making them loyal to the community, resulting in community participation.

-

Transaction Offerings - with the rollout of the communities, and the expansion of the range of products and services offered, more customers are likely to develop a greater willingness to engage in on-line transactions.  More product and service offerings will lead to increased transactional activity.  More transactional activity will in turn develop even more offerings, and ultimately to increased revenues for FTW.

Market Size

The Market for FTW can be broken into 3 levels, which are reflected in our Tier 2 through Tier 4 models.

Using a geographic model the specific count of independent communities breaks down as follows:

	Tier 2 – Provinces/States	Tier 3 – Cities/Regions	Tier 4 – Local Communities
Canada	10	100	500
United States	52	1250	4500
Europe	40	950	3500
Totals	102	2300	8000

FTW expects to be in 10 T3 (regional) communities within the next 5 years. We also except to be within 20 T4 (local) communities.

Forecasted Revenue

In the North American market alone, franchise fees of $35,000 (US) for the Tier 4 and a $25,000 (US) investment at Tier 3 will be charged to potential Franchisee’s.

The main revenue streams for FTW are:

-

Franchise Fees;

-

Service Contracts - Bookkeeping, Web Mastering (If Necessary), Production Requests (If - Necessary); Search Engine Optimization, Web Design Etc

-

Royalties - Percentages Of Sales;

-

Major Partnership Agreements - Such As Major Network Partners

Using these revenue streams, below is a Forecasted Revenue of the Next 5 Years based on the increase in the number of communities.

Forecasted Revenue for Find The World Interactive for the Next 5 Years

	2006	2007	2008	2009	2010

Communities: Number of Tier 2	1	2	3	4	5
Communities: Number of Tier 3	1	3	6	9	12
Communities: Number of Tier 4	2	6	12	18	24

Total Revenues	$508,778	$1,641,752	$3,684,195	$6,555,396	$ 10,299,963

Financial Forecast – 2006 to 2010

The management team of FTW prepared the financial projections for 2006 to 2010.  It is their expectation that the financial forecasts are achievable within the constraints and assumptions described in the financial model.  With the coming 2010 Olympics in Whistler, FTW anticipates growth potential and opportunities to grow community based portals to facilitate effective communications and promotions to the local residents, businesses, visitors, participants, etc.   Going forward, this would be a sustainable business for FTW as more and more communities and businesses would want to stay linked to a major network portal where everyone can interact effectively for business and information.

2006 to 2010 Forecast Details and Assumptions

Corporate Forecasted Revenues - Tier 1 (FTW)

FTW Corporate generates revenues from Tier 2 (State/Provincial), 3 (Regional/Cities) and 4 (local) communities.  FTW expects to sign up one Tier 3 with two Tier 4 communities in 2006, increasing to 12 and 24 respectively in 2010.  Revenues are made up of largely Licensing, Development and Advertising.  In 2006, revenues are $119K increasing to $1.2M in 2010.  CAGR is 79% over the five years.  Note, in the license fees calculation or assumption, 6% royalties and standard license fees per site ($35K for Tier 3 and $20K for Tier 4) is charged per annum.  At present, FTW revenues are generated from www.findwhistler.com (Tier 3).

Community Forecasted Revenues – Tier 2 (State/Provincial)

It is assumed that Tier 2 revenues are based on the Tier 3 revenue model.  FTW expects to sign up 1 provincial community in 2006, increasing steadily to 5 in 2010. Projected revenues for 2006 are $125K increasing to $1.3M in 2010.  The CAGR is 89% over the 5 year plan.

Community Forecasted Revenues – Tier 3 (Regional/Cities)

FTW expects to sign up one community in 2006 increasing to 12 in 2010.  Projected revenues for 2006 are $125K increasing to $3.168M in 2010.  CAGR is 124% over the 5 year plan.  Revenues are largely made up of Advertising, Listings, Reservations, eCommerce and Sponsorship from the community portals.

Community Forecasted Revenues – Tier 4 (Local)

FTW expects to sign up two communities in 2006 increasing to 24 in 2010.  Projected revenues for 2006 are $139K increasing to $4.58M in 2010.  CAGR is 139% over the 5 year plan.  Revenues are largely made up of Advertising, Listings, Reservations, eCommerce and Sponsorship from the community portals.

Overall Total Forecasted Revenues for FTW (Sum of the above)

The main revenue streams for FTW are Franchise Fees, Service Contracts (Bookkeeping, Web Mastering, Production Requests, Search Engine Optimization, Web Design, Etc), Royalties - Percentages Of Sales and major Partnership Agreements (such as Major Network Partners).  Overall, revenues increase from $509K to $10.3M over the next 5 years with a CAGR of 112%.  It is evident that FTW business model has a domino affect where Tier 2 (State and Provincial) will stimulate growth for the Tier 3 (cities and regional communities) and Tier 4 (local centers) respectively.  Tier 3 and Tier 4 contribute to more than 62% of the revenues in year 2007 onwards to approximately 75% in 2010.

Forecasted Cost of Sales and Gross Margin

The cost of sales mainly pertains to commissions paid to the sales force or distribution channels, which is around 15% throughout the plan.  Hence, Gross Margin is forecasted at around 85%.

Forecasted Operating Expenses

Essentially, the costs/expenses incurred and paid by FTW franchise communities are revenues for FTW.  In the forecast, there are three main line items, namely, Technology & Operations, Administration and Sales & Marketing.  All costs for FTW and franchise community portals are included in the consolidated forecasted income statement.  The major operating expenses pertain to the administration cost (70% plus) of FTW, which is largely due to salaries & wages and related expenses.  Headcount increases from 7 FTE in 2006 to 81 FTE in 2010.  Technology & Operations relates to improving the websites to ensure efficiencies and technology maintenance and upgrades.  Sales and Marketing consists mainly online and offline advertising and promotions for FTW. Total costs for 2006 are $407K increasing to $3.3M in 2010.  CAGR is 69% over the 5 year plan.  As a percentage of revenues, the plan accounts for productivity and efficiencies, where the percentages decrease from 80% of revenues in 2006 to 32% of revenues in 2010.

Assumptions made in the model:

-

Expenses for Tier  2 communities is based on 15% yearly costs of Tier 3

-

Salaries and wages based on an increase of 3% per annum.

-

Employee benefits are calculated at 15% of gross salaries, which includes Unemployment - Insurance, Canadian Pension Fund, Workmen Compensation, etc.

-

Management Incentives are based on 15% of gross salaries.

-

Legal fees include incorporation costs, trade marks search, contracts, etc.

-

30% Tax rate used for all years.

-

Depreciation is based on Straight Line Method of 30% per annum.

Forecasted EBITDA

EBITDA is positive in 2006 onwards ranging from $32.5K in 2006 to $5.3M in 2010.  As a percentage of revenues, 2006 is 6% increasing to 52% in 2010.

Forecasted Net Income

Net income ranges from $8K (2% of revenues) in 2006 to $3.6M (35% of revenues) in 2010.

Overall conclusion

Overall, the forecast provides a growth scenario subject to raising necessary funds to execute the business plan and strategic objectives set forth in this document.

Regulation

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally.

Competition

 FTW’s main competition is from stand-alone websites in each community, as well as independent contractors that provide various technical support and services.  There is not, as of yet, a business model that reflects the level of grassroots traffic and business support that FTW is developing.

Description of Property

Our offices are located at 5449 Carnaby Place, Sechelt, B.C., V0N 3A7. We are currently being provided with space at this location by Mr. Gordon Clayton at no charge to the company. We believe that this space is sufficient and adequate to operate our current business.

Reports to Security Holders

The Company will file an annual report and audited financial statements for each fiscal year ended December 31 and deliver them to the shareholders of the Company.

Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of  Find The World Interactive Inc.

Legal Matters

Certain legal matters will be passed upon for us by Conrad C. Lysiak, Attorney at Law, 601 West First Avenue Suite 503, Spokane, Washington 99201.

Accounting Matters

The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Amisano Hanson, Chartered Accountants, located in Vancouver, B.C, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law.

Our Bylaws provide we shall indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Delaware, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Delaware. The company does not currently have director’s liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Delaware law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Enforcement of Civil Liabilities against Foreign Persons

BECAUSE THE PRINCIPALS ARE NON-US CITIZENS, YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES UNDER THE U.S. FEDERAL SECURITIES LAWS AGAINST US.

A majority of our directors and officers reside in Canada.  Because all or a substantial portion of our assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, us or any of our directors or officers outside the United States.  If an investor was able to obtain a judgment against us or any of our directors or officers in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada.

We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the United States Federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the Untied States Federal securities laws.  Therefore, it may not be possible to enforce those actions against us, or any of our directors or officers.

Market for Common Equity and Related Stockholder Matters

There has not been and there is currently no trading market for our shares of common stock.  None of the shares have ever traded.  Management has not discussed market making with any market maker or broker dealer.  We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

The company has no outstanding options or warrants to purchase its common shares or securities convertible into common shares of the Company.

Market Price

Our common stock is not quoted at the present time.  The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

*

That a broker or dealer approve a person's account for transactions in penny stocks; and

*

The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

*

Obtain financial information and investment experience and objectives of the person; and

*

Make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form,

*

Sets forth the basis on which the broker or dealer made the suitability determination; and

*

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

1,824,490 of our issued and outstanding common shares owned by non-affiliates are eligible for sale pursuant to Rule 144 under the Securities Act of 1933.  Rule 144, as currently in effect, allows a non-affiliated person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)

1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 46,000 shares as of the date of this registration statement; or

(2)

The average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this registration statement, persons who are our affiliates hold 2,775,500 shares that may be sold pursuant to Rule 144 after two years from the date of purchase.  Accordingly, Rule 144 applies to the 2,775,500 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph.  All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company.  Three months after such persons cease to be affiliates of our company; sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

Holders

There are 36 shareholders of our common stock.

Dividends

We have not paid any dividends to date, and have no plans to do so in the immediate future. There are no restrictions that limit the ability to pay dividends on common shares now or that are likely to do so in the future.

Transfer Agent

We do not have a transfer agent at this time.

Equity Compensation Plans

We do not have any equity compensations plans nor are any contemplated at this time.

Executive Compensation

No compensation has been awarded to, earned by or paid to our officers and/or directors since our inception.  Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations.  As of the date of this registration statement, we have no funds available to pay officers or directors.  Further, our officers and directors are not accruing any compensation pursuant to any agreement with us.

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Option/SARs (#)	LTIP Payouts ($)	All Other Comp- ensation ($)
Gordon Clayton President, C.E.O., C.F.O., Secretary and Director	2000 2001 2002 2003/ 2004 2005	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	0 0 0 0 0 0	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00	$0.00 $0.00 $0.00 $0.00 $0.00 $0.00

Where You Can Find Additional Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may read, inspect and copy the registration statement and exhibits and schedules and any other documents subsequently filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement exhibits and schedules and any other documents subsequently filed may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholder

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Amisano Hanson, Chartered Accountants (CPAB and PCAOB registered), Suite 604-750, West Pender Street, Vancouver, BC, V6C 2T7, Canada.

Our financial statements immediately follow:

Page
Report of Independent Registered Public Accounting Firm	F2
FINANCIAL STATEMENTS
Consolidated Balance Sheet	F3
Consolidated Statements of Operations	F4
Consolidated Statements of Cash Flows	F5
Consolidated Statements of Changes in Stockholders’ Equity	F6
Notes to Consolidated Financial Statements	F7-F10

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

December 31, 2005 and 2004

(Stated in US Dollars)

F1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Find the World Interactive Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Find the World Interactive Inc. (the “Company”) (A Development Stage Company) as of December 31, 2005 and 2004 and the related statements of operations, cash flows and stockholders’ deficiency for the years ended December 31, 2005 and 2004 and for the period August 28, 2000 (Date if Inception) to December 31, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Find the World Interactive Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and for the period August 28, 2000 (Date of Inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, has not yet achieved profitable operations and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  Management plans in regard to their planned financing and other matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
April 11, 2006	Chartered Accountants

F2

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2005 and 2004

(Stated in US Dollars)

	2005	2004
ASSETS
Current
Cash	$ 585	$ -
LIABILITIES
Current
Accounts payable	1,237	-
Due to related parties – Note 5	-	30,921

	1,237	30,921

STOCKHOLDERS’ DEFICIENCY

Common stock – Note 5
10,000,000 common shares authorized at $0.001 par value
4,600,000 (2004: 20) common shares issued at $0.001 par value	4,600	1
Additional paid-in capital	33,064	-
Deficit accumulated during the development stage	(30,955)	(24,287)
Cumulative effect of foreign exchange	(7,361)	(6,635)

	(652)	(30,921)

Total liabilities and shareholders’ deficiency	$ 585	$ -

Nature and Continuance of Operations – Note 1
Commitment – Note 5

SEE ACCOMPANYING NOTES

F3

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

for the year ended December 31, 2005 and 2004

and the period August 28, 2000 (Date of Inception) to December 31, 2005

(Stated in US Dollars)

			August 28, 2000
			(Date of
	Year ended		Inception) to
	December 31,		December 31,
	2005	2004	2005

Revenues	$ -	$ -	$ 5,253

Expenses
Accounting and legal fees	6,131	-	7,408
Advertising and promotions	381	-	1,790
Bank charges and interest	52	38	450
Consulting fees	-	-	21,039
Foreign exchange	(103)	-	(103)
Office and miscellaneous	206	-	5,624

Net loss for the period	$ (6,667)	$ (38)	$ (30,955)

Basic and diluted loss per share	$ (0.01)	$ (1.90)

Weighted average number of shares outstanding	781,386	20

SEE ACCOMPANYING NOTES

F4

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

for the year ended December 31, 2005 and 2004

and the period August 28, 2000 (Date of Inception) to December 31, 2005

(Stated in US Dollars)

			August 28, 2000
			(Date of
	Year ended		Inception) to
	December 31,		December 31,
	2005	2004	2005

Cash flows used in operating activities
Net loss for the period	$ (6,667)	$ (38)	$ (30,955)
Add (deduct) items not affecting cash:
Increase in accounts payable	1,237	-	1,237
Cumulative effect of foreign exchange	(726)	(2,254)	(7,361)

	(6,156)	(2,292)	(37,079)

Cash flows from financing activities
Bank indebtedness	-	(2)	-
Capital stock issued	37,663	-	37,664
Increase (decrease) in advances from related parties	(30,921)	2,294	-

	6,741	2,292	37,664

Increase in cash during the period	585	-	585

Cash, beginning of the period	-	-	-

Cash, end of the period	$ 585	$ -	$ 585

SEE ACCOMPANYING NOTES

F5

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

for the period August 28, 2000 (Date of Inception) to December 31, 2005

(Stated in US Dollars)

				Deficit
				Accumulated	Cumulative
			Additional	During the	Effect of
	Common Shares		Paid-in	Development	Foreign
	Number	Par Value	Capital	Stage	Exchange	Total

Capital stock issued for services	20	$ 1	$ -	$ -	$ -	$ 1
Net loss for the period	-	-	-	(72)	-	(72)
Cumulative effect of foreign exchange	-	-	-		1	1

Balance as at December 31, 2000	20	1	-	(72)	1	(70)
Net loss for the year	-	-	-	(280)	-	(280)
Cumulative effect of foreign exchange	-	-	-	-	12	12

Balance as at December 31, 2001	20	1	-	(352)	13	(338)
Net loss for the year	-	-	-	(18,314)	-	(18,314)
Cumulative effect of foreign exchange	-	-	-	-	82	82

Balance as at December 31, 2002	20	1	-	(18,666)	95	(18,570)
Net loss for the year	-	-	-	(5,584)	-	(5,584)
Cumulative effect of foreign exchange	-	-	-	-	(4,476)	(4,476)

Balance as at December 31, 2003	20	1	-	(24,250)	(4,381)	(28,630)
Net loss for the year	-	-	-	(38)	-	(38)
Cumulative effect of foreign exchange	-	-	-	-	(2,254)	(2,254)

Balance as at December 31, 2004	20	1	-	(24,288)	(6,635)	(30,922)

Capital stock issued for cash	4,599,980	4,599	33,064	-	-	37,663

Net loss for the year	-	-	-	(6,667)	-	(6,667)
Cumulative effect of foreign exchange	-	-	-	-	(726)	(726)

Balance as at December 31, 2005	4,600,000	$ 4,600	$ 33,064	$ (30,955)	$ (7,361)	$ (652)

SEE ACCOMPANYING NOTES

F6

FIND THE WORLD INTERACTIVE INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2005 and 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations – Note 6

Find the World Interactive Inc. (the “Company”) was incorporated in the State of Delaware, United States of America, on August 28, 2000 for the purpose of developing online internet community portals.  The company has developed one internet community portal called www.findwhistler.com in Whistler, British Columbia, in Canada.  The Company is in the development stage and its year end is December 31.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2005, the Company had not yet achieved profitable operations, has accumulated losses of $30,955 since its inception, has a working capital deficiency of $652 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Management has established plans to seek new capital from new equity securities issuances that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan over the next twelve months.  In addition, the Company intends to seek additional short-term loans from the shareholders of the Company to fund the operations.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which may have been made using careful judgment.  Actual results may vary from these estimates.

F7

Note 2

Summary of Significant Accounting Policies – (cont’d)

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“FAS”) No. 7.  As a result, cumulative amounts for the statements of operations and cash flows are included from the date of inception, August 28, 2000.

Revenue Recognition

The Company recognizes revenue when it is earned, a contract exists, services have been provided and collection is reasonably assured.  On service contracts having a term greater than one year, revenue is considered to be earned evenly over the life of the contract.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with FAS No. 128, “Earnings per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the periods.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to a director approximate their fair values due to the short-term maturity of such instruments.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

F8

Note 2

Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translation

The Company’s functional currency is in Canadian dollars as substantially all of the Company’s operations are in Canada.  The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period-end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the cumulative effect of foreign exchange account in Stockholder’s Deficiency.

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations.

Recent Accounting Pronouncements

Management does not believe that there are any recently issued accounting pronouncements but not yet effective accounting standards that could have a material effect on the accompanying financial statements.

Note 3

Deferred Tax Assets

The significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2005	2004

Deferred Tax Assets
Non-capital loss carryforward	$ 4,643	$ 3,643
Less: valuation allowance for deferred tax asset	(4,643)	(3,643)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations.  The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

F9

Note 4

Corporation Income Tax Losses

At December 31, 2005, the Company has accumulated non-capital losses totaling $30,955, which are available to reduce taxable income in future taxation years.  These losses expire beginning in 2021.

Note 5

Related Party Transactions

During the year ended December 31, 2005, 839,545 common shares valued at $10,107 were issued to a director and 1,935,935 common shares valued at $23,307 were issued to a significant shareholder.

Amounts due to related parties consist of advances from a director and a significant shareholder, are unsecured, non-interest bearing and have no specific terms for repayment.

Note 6

Commitment

The Company intends to file a prospectus with the Securities and Exchange Commission on form SB-2 for the registration of up to 10,000,000 common shares at $0.10 per share, subject to regulatory approval.  These shares will be sold by existing shareholders and the Company will not receive any proceeds from this sale.  The Company also intends to seek a listing on the United States “Over the Counter” Bulletin Board.

F10

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

FIND THE WORLD INTERACTIVE, INC.

Item 702 Indemnification of Directors and Officers

The statutes of the State of Delaware provide for indemnification of any officer, director or affiliated person for acts or omissions if he acted in good faith and in what he believed to be the best interests of the corporation. The registrant does not have indemnification agreements with its officers and directors. The following is a summary of the indemnification provisions.

Mandatory Indemnification. The Company shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

1.

Is or was a Director, officer or employee of the Company; or

2.

Is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; or

3.

Is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Permitted Indemnification. The Company may indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

1.

Is or was a Director, officer, employee or agent of the Company; or

2.

Is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by any person who is or was a Director or officer of the Company, or any person who is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in defending or investigating a threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company to the fullest extent permitted by Delaware law in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified by the Company as authorized in this Section. Such expenses incurred by any person who is or was an employee or agent of the Company, or any person who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Judicial Determination of Mandatory Indemnification or Mandatory Advancement of Expenses. Any person may apply to any court of competent jurisdiction in the State of Delaware to order indemnification or advancement of expenses to the extent mandated as above. The basis of such order of indemnification or advancement of expenses by a court shall be a determination by such court that indemnification of, or advancement of expenses to, such person is proper in the circumstances. Notice of any application for indemnification or advancement of expenses pursuant to this Section 6.4 shall be given to the Company promptly upon the filing of such application. The burden of proving that such person is not entitled to such mandatory indemnification or mandatory advancement of expenses, or that the Company is entitled to recover the mandatory advancement of expenses pursuant to the terms of an undertaking, shall be on the Company. If successful in whole or in part in obtaining an order for mandatory indemnification or mandatory advancement of expenses, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid all costs (including attorneys’ fees and expenses) in connection therewith.

Nonexclusivity. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office. The provisions of this Section VI shall not be deemed to preclude the indemnification of any person who is not specified in this Section VI, but whom the Company has the power or obligation to indemnify under Delaware law or otherwise.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section.

Definitions. For the purposes of this Section references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, member representatives, officers, employees or agents, so that any person who is or was a director, trustee, member, member representative, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term “other enterprise” as used in this Section VI shall include employee benefit plans. References to “fines” in this Section VI shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase “serving at the request of the Company” shall include any service as a director, trustee, member, member representative, officer, employee or agent that imposes duties on, or involves services by, such director, trustee, member, member representative, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company, and to a person who has ceased to serve at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and, in each case, shall inure to the benefit of the heirs, executors and administrators of such person.

The registrant does not have indemnification agreements with its officers and directors.

Item 511 Other Expenses of Issuance and Distribution

Registration Fees	$
Accounting Fees	5000
Legal Fees	10000
Printing	500
Audit Fees	5000
Miscellaneous	500
TOTAL	21000
Amount Paid	17000
Balance Outstanding	4000

Please note the above amounts are estimates.

Item 701 Recent Sales of Unregistered Securities

The following are all sales of unregistered securities for the past three years.

Name of stockholder	No. of Shares	Price per share	Date	Amount Paid
Gordon Clayton 5449 Carnaby Place, Sechelt, B.C.,V0N 3A7	839,545	$.0012	10/31/ 2005	$10,107.27
Ian Heathcote 6775 West Boulevard, Vancouver, BC, V6P 5R8	1,935,935	$.0012	10/31/ 2005	$23,307.71
Ian Heathcote 6775 West Boulevard, Vancouver, BC, V6P 5R8	200000	$.001	10/27/ 2005	$200
Susan Heathcote 6775 West Boulevard, Vancouver, BC, V6P 5R8	100000	$.001	10/27/ 2005	$100
Ken Townsend 2028 W. 53rd Ave, Vancouver, BC, V6P 1L4	200000	$.001	10/27/ 2005	$200
Michael Townsend 1128 -789 West Pender, Vancouver, BC, V6C 1H2	200000	$.001	10/27/ 2005	$200
Amber March 8010 Cartier St, Vancouver, BC, V6P 2B4	200000	$.001	10/27/ 2005	$200
Vincent Heathcote PO Box 1903, East London, 5201, South Africa	200000	$.001	10/27/ 2005	$200
Herbert Cheong #312-1190 Eastwood Street, Coquitlam, BC	200000	$.001	10/27/ 2005	$200
Ivan Cheong 783 West 60th Avenue, Vancouver, BC, V6P 2A1	200000	$.001	10/27/ 2005	$200
Yong Jie Huang 783 West 60th Avenue, Vancouver, BC, V6P 2A1	100000	$.001	10/27/ 2005	$100
Sheila Heathcote PO Box 1903, East London, 5201, South Africa	100000	$.001	10/27/ 2005	$100
Harris Abro 1826 West 49th Ave, Vancouver, BC, V6M 2S8	1000	$.10	10/27/ 2005	$100
Jenny Abro 1826 West 49th Ave, Vancouver, BC, V6M 2S8	1000	$.10	10/27/ 2005	$100
Frank Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	$.10	10/27/ 2005	$100
G.Pino Scaglione 3021 W 16th Ave, Vancouver, V6K 3C8	1000	$.10	10/27/ 2005	$100
Kori Callaghan 6495 Sunwood Drive, Delta, BC V4E 3H7	1000	$.10	10/27/ 2005	$100
Dona Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	$.10	10/27/ 2005	$100
Michael Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	$.10	10/27/ 2005	$100
Aaron Rota #307-2116 West 6th Ave, Vancouver, BC V6K 1V6	1000	$.10	10/27/ 2005	$100
Matthew Rota 8120 #1 Rd, Richmond, BC, V7C 1T9	1000	$.10	10/27/ 2005	$100
Scott White 307-2145 York Ave, Vancouver, BC, V6k 1C4	1000	$.10	10/27/ 2005	$100
Ruth Townsend 2028 W. 53rd Ave, Vancouver, BC, V6P 1L4	500	$.10	10/27/ 2005	$50

Reynold Schmidt 5471 Carnaby Place, Sechelt, B.C.,V0N 3A7	1000	$.10	10/27/ 2005	$100
Gaivan Chang 202-5128 West 14 Ave, Vancouver, BC, V1S4	1000	$.10	10/27/ 2005	$100
Stacey Clayton 5449 Carnaby Place, Sechelt, B.C.,V0N 3A7	1000	$.10	10/27/ 2005	$100
Harley Godfrey 9180 McCutcheon Place, Richmond, BC V7A 4Z2	1000	$.10	10/27/ 2005	$100
Stephen Leong 3829 W 34th Ave, Vancouver, BC, V6N 2L2	1000	$.10	10/27/ 2005	$100
Carol Leong 3829 W 34th Ave, Vancouver, BC, V6N 2L2	1000	$.10	10/27/ 2005	$100
Anthony Fong 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	$.10	10/27/ 2005	$100
Ann Peters 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	$.10	10/27/ 2005	$100
Amanda Peters 764 E16th Street, North Vancouver, BC, V7L 2V1	1000	$.10	10/27/ 2005	$100
Sylvia Cheong #312-1190 Eastwood Street, Coquitlam, BC	1000	$.10	10/27/ 2005	$100
Nian Jia Huang 783 West 60th Avenue, Vancouver, BC, V6P 2A1	1000	$.10	10/27/ 2005	$100
Mike Sadler 783 West 60th Avenue, Vancouver, BC, V6P 2A1	1000	$.10	10/27/ 2005	$100
Bill Barrett PO Box 711, Whistler, BC V0N 1B0	1000	$.10	10/27/ 2005	$100
Darrell Mounsey 741 Browning Place, North Vancouver, BC, V7H 1W8	1000	$.10	10/27/ 2005	$100

The registrant believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.

Item 601 Exhibits

3(1)

Articles of Incorporation and Bylaws

3(ii)

By-laws

5.0

Legal opinion

23.0

Consent of Accountant

Item 512 Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which it offers or sells securities, , a post-effective amendment to this registration statement to:

(1)

File, during any period, in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a) (3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually, or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low of high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 15, 2006.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 15, 2006.

FIND THE WORLD INTERACTIVE, INC.

“Gordon Clayton”

By:

_________________________

Gordon Clayton President, Chief Executive Officer, Chief Financial Officer,

Chairman of the Board of Directors

Until ( insert date ) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospect when acting as underwriters and with respect to their unsold allotments or subscriptions.

CERTIFICATE OF INCORPORATION

OF

FIND THE WORLD INTERACTIVE INC.

              FIRST:

     The name of this corporation is: Find The World Interactive Inc.

              SECOND:  The address of its registered office in the State of Delaware and the name of its registered agent in the State of Delaware is The First State Registered Agent Company, Suite 700, 1220 North Market Street, P.O. Box 1355, City Of Wilmington, County of New Castle, Delaware 19899-1355.

              THIRD:

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Law of the State of Delaware.

FOURTH:  The total number of shares which the corporation is authorized to issue is fifteen hundred (1500) shares of no par value, voting common stock.

FIFTH:

     The name and mailing address of the incorporator is:

Emmanuel G. Fournaris, Esquire

Gordon, Fournaris & Mammarella,  P.A.

Suite 700, 1220 North Market Street

P.O. Box 1355

Wilmington, DE 19899-1355

SIXTH:

     The corporation is to have perpetual existence.

SEVENTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporations Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed, and the facts therein stated are true and , accordingly, I have hereunto set my hand and seal this 28th day of August, 2000.

/s/ Emmanuel G. Fournaris

_______________________________(Seal)

Emmanuel G. Fournaris, Esquire

BY-LAWS

OF

FIND THE WORLD INTERACTIVE INC.

ARTICLE I - OFFICES

Section 1.  The registered office shall be in the City of Wilmington, New Castle County, Delaware.

Section 2.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine, or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of the stockholders for election of directors shall be held in Wilmington, Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual meetings of the stockholders commencing with the year 2000 shall be held no later than the last day of the corporation=s fiscal year end.  If the designated day is a legal holiday, then the annual meeting shall be held on the next secular day following or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which they shall elect by a majority vote by written ballot a Board of Directors, and transact other business as may properly be brought before the meeting.

Section 3.  Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 4.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.  The holders of a majority of the stock issued and outstanding and entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder on record entitled to vote at the meeting.

Section 9.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these by-laws or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10.  Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

Section 11.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorized the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action; and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE III - DIRECTORS

Section 1.  The number of directors which shall constitute the whole board shall be no more than three (3).  A director shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and any director elected shall hold office until his successor is elected and qualified.  A director need not be a stockholder.

Section 2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.  The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4.  A director of the corporation may resign at any time by giving notice to the Board, the president or secretary of the corporation.  Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  A director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of all issued and outstanding the shares of stock outstanding entitled to vote, at a special meeting of the stockholders called for such purposes.

Meetings of the Board of Directors

Section 6.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum is present.  In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 9.  Special meetings of the Board of Directors may be called by the president on three days= notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one director.

Section 10.  At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these by-laws or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

Section 11.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Committees of Directors

Section 12.  The Board of Directors may, upon resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 14.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV - NOTICES

Section 1.  Whenever, under the provisions of the statutes or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by fax transmission.

Section 2.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V - OFFICERS

Section 1.  The officers of the corporation shall be chosen by the Board of Directors and shall consist of a president, a secretary and a treasurer.  The Board of Directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

Section 3.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

The President

Section 6.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.  The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

The Vice Presidents

Section 8.  In the absence of the president, or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary and Assistant Secretary

Section 9.  The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation, and to attest the affixing by his signature.

Section 10.  The assistant secretary, or if there be more than one, the assistant secretary in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 11.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 12.  The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.  If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI - CERTIFICATES OF STOCK

Section 1.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman, or vice chairman of the Board of Directors, or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.  Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee; or (b) by a registrar other than the corporation or its employee, any other signature on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 4.  Upon surrender to the corporation or transfer agent of the corporation or a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Transfer Agent and Registrar

Section 5.  The corporation may, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies within or without the State of Delaware, each in charge of a transfer agent or agents designated by the Board of Directors, where the shares of the corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar or registrars designated by the Board of Directors, where such shares shall be so registered, and no certificate for shares of the corporation in respect of which a transfer agent or registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar.  The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates of the corporation.

Fixing Record Date

Section 6.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 7.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or in interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - GENERAL PROVISIONS

Dividends

Section 1.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Checks

Section 4.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

Section 5.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 6.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

Section 7.  The corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.  Unless otherwise permitted by law, the indemnification provided for herein shall be made only as authorized in specific case upon determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances.  The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.  To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding.  The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

ARTICLE VIII - AMENDMENTS

Section 1.  These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.